Exhibit 4.1

                        DEVINE ENTERTAINMENT CORPORATION

             INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

                               THIS CERTIFIES THAT

Number _________      _________________________________       CUSIP: 251905 10 5

                           is the registered owner of

_________ Shares      ___________________________ (____)      ISIN: CA2519051056

          FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE
                            IN THE CAPITAL STOCK OF

                        DEVINE ENTERTAINMENT CORPORATION

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

                                                              DATED ____________

                                          COUNTERSIGNED AND REGISTERED By Equity
                                Transfer Services Inc. Toronto, Ontario, Canada.
                                                    Transfer Agent and Registrar

                                          By
---------------   ----------------           -----------------------------------
David Devine      Richard Mozer                       Authorized Officer
President         Secretary

The Shares represented by this Certificate are transferable at the offices of Equity Transfer Services Inc., Toronto, Ontario, Canada.

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